UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Dorman Products, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Shareholders

May 14, 2013

Dear Shareholder:

All shareholders of Dorman Products, Inc., a Pennsylvania corporation, are cordially invited to attend the Annual Meeting of Shareholders to be held at the law offices of Blank Rome LLP, One Logan Square, 130 N. 18th Street, Philadelphia, Pennsylvania 19103 on Tuesday May 14, 2013 at 8:30 a.m., Eastern Daylight Time, for the following purposes:

•	To elect five directors, as described in the accompanying proxy statement.

•	To ratify KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.

•	To transact any other business as may properly come before the annual meeting or any postponements or adjournments thereof.

Only shareholders of record as of the close of business on March 22, 2013, referred to as the “record date,” are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.

The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders of record on the record date on or about April 3, 2013, other than those shareholders who previously requested electronic or paper delivery of proxy materials from us who will receive copies of the proxy materials as requested. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
THOMAS J. KNOBLAUCH
Colmar, Pennsylvania April 3, 2013	Vice President, General Counsel and Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2013: The proxy statement, the form of proxy and the 2012 Annual Report to Shareholders are available at www.proxyvote.com.

Dorman Products, Inc.

3400 East Walnut Street

Colmar, Pennsylvania 18915

Proxy Statement

This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors, referred to as the “Board,” of Dorman Products, Inc., a Pennsylvania corporation, referred to as “we”, “our”, “us”, and the “Company” herein, for use at our Annual Meeting of Shareholders to be held on Tuesday, May 14, 2013 at 8:30 a.m., Eastern Daylight Time, and any postponements or adjournments of the annual meeting. The annual meeting will be held at the law offices of Blank Rome LLP, One Logan Square, 130 N. 18th Street, Philadelphia, Pennsylvania 19103. This proxy statement, the accompanying proxy card and the 2012 Annual Report to Shareholders are posted on the Internet at www.proxyvote.com and the Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 3, 2013. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and the 2012 Annual Report to Shareholders on or about April 3, 2013.

The Board has fixed the close of business on March 22, 2013 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 36,479,128 shares of our common stock, par value $0.01 per share, outstanding. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters to be presented at the annual meeting. Cumulative voting allows a shareholder to multiply the total number of shares that they are entitled to vote by the number of directors to be elected and to cast an equal number of votes for each of the five nominees, distribute their votes among as many nominees as they choose, or cast all their votes for one nominee.

A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.

At the annual meeting, shareholders will consider and vote upon:

(i) the election of five directors, as described in this proxy statement;

(ii) the ratification of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year; and

(iii) such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board is not aware of any other matters that will come before the annual meeting or any postponement or adjournment thereof. If any other matters properly come before the meeting or any postponement or adjournment thereof, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

If you are a registered shareholder (that is, if your shares are registered in your name with our transfer agent), you can vote your shares in any of the following ways:

•	Electronically via the Internet: Go to www.proxyvote.com and follow the instructions provided on the proxy card and outlined on the secure Web site.

•	By telephone: Call toll free 1-800-690-6903 and follow the instructions provided on the proxy card and on the recorded message.

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In writing: Complete, sign and date your proxy card and return your proxy card by mail (for receipt by the day before the annual meeting) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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In person: If you are a shareholder of record as of the close of business on the record date, you may vote in person at the annual meeting. Please note that, if your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the annual meeting, you must obtain a legal proxy issued in your name from that record holder giving you the right to vote the shares.

To vote by proxy, cumulative voting can only be processed by utilizing the proxy card method of voting. Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.

Please note that although there is no charge to you for voting electronically via the Internet or by telephone, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility.

If you vote electronically via the Internet or by telephone, you will need your “Shareholder Control Number” (your Shareholder Control Number can be found on the Notice of Internet Availability of Proxy Materials). Your vote electronically via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 13, 2013. If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.

If you are a beneficial owner of shares held in “street name” (that is, if shares you own are registered in the name of your broker, bank or other nominee), you need to check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.

If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. The election of directors is considered non-routine under applicable regulatory rules. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year is considered routine under applicable regulatory rules.

If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instruction to the trustee on how to vote your plan shares, simply vote your plan shares in the manner described by the accompanying proxy card, which permits voting electronically via the Internet, by telephone or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by our transfer agent and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 9, 2013.

Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with our transfer agent before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later dated proxy to our transfer agent, by voting again by Internet or telephone as described in this proxy statement, or by voting in person at the annual meeting. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from our transfer agent. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote is 11:59 p.m., Eastern Daylight Time, on May 13, 2013 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with our transfer agent should be mailed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with our transfer agent and you may change your vote one or more times by completing and returning a later dated proxy to our transfer agent or by voting again by Internet or telephone as described in the accompanying proxy card. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m., Eastern Daylight Time, on May 9, 2013 (notices of revocation and mailed proxy cards must be received by May 9, 2013).

If you are a registered shareholder and you return an executed proxy but do not specify how to vote, your shares will be voted: (i) “FOR” the election of the five nominees for director named in “Proposal I – Election of Directors” of this proxy statement; and (ii) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year. If you return an executed proxy card with no further instructions on the election of directors, the persons named in the accompanying proxy card have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board, although they have no present intention of doing so. The proxy also confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters to be presented at the annual meeting of which we did not have notice on or prior to February 14, 2013; (ii) approval of the minutes of the prior meeting of shareholders if such approval does not amount to ratification of the action taken at such meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act”; and (v) matters incident to the conduct of the annual meeting.

If any other matters properly come before the annual meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting in person or by proxy of the holders of a majority of our issued and outstanding common stock at the close of business on the record date is necessary to constitute a quorum. If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned annual meeting, even though they do not constitute a quorum at the adjourned meeting, will constitute a quorum for the purpose of acting on any matter described in the Notice of Annual Meeting of Shareholders.

The five director candidates who receive the most “FOR” votes will be elected to serve on the Board. Shareholders have cumulative voting rights in the election of directors. When voting for directors, shareholders may multiply the total number of shares that they are entitled to vote by the number of directors to be elected and may then cast an equal number of votes for each of the five nominees, distribute their votes among as many nominees as they choose, or cast all of their votes for one nominee. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year, and the approval of any other business as may properly come before the annual meeting, or any postponement or adjournment thereof, will require the affirmative vote of the majority of the votes cast. Only votes “FOR” or “AGAINST” such proposals will be counted. Under Pennsylvania law, an abstention, withholding authority to vote or a broker non-vote is not considered a vote “cast” and therefore will have no effect on whether any of the proposals has received the required shareholder vote. All shares present in person or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.

Governance of the Company

The Board of Directors and Director Independence. The Board currently consists of five members. The Board has four standing committees: (i) the Executive Committee; (ii) the Audit Committee; (iii) the Compensation Committee; and (iv) the Corporate Governance and Nominating Committee. The Lead Director serves on the Audit Committee, the Compensation Committee and the Executive Committee and as Chairman of the Corporate Governance and Nominating Committee.

The Board has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of The NASDAQ Stock Market, LLC, referred to as “NASDAQ”: Paul R. Lederer, Edgar W. Levin, Robert M. Lynch and Richard T. Riley. John F. Creamer, Jr., a director of the Company from 1995 until his retirement from the Board on March 8, 2013, was also determined by the Board to be independent as defined in the applicable listing standards of NASDAQ. Mr. Creamer served as an independent member (as defined under the applicable SEC rules and the listing standards of NASDAQ) of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee until his retirement from the Board.

Under applicable Securities and Exchange Commission, referred to as the “SEC,” and NASDAQ rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During the Board’s review of director independence, no transactions or relationships between the Company and independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.

Board Leadership and Risk Management. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Steven L. Berman has served in the role of Chief Executive Officer and Chairman of the Board since January 2011. The Board has a Lead Director, Paul R. Lederer.

We have a relatively small board of directors, a majority of which is independent under the listing standards of NASDAQ. Each independent director has direct access to our Chairman and Chief Executive Officer and our Lead Director, as well as other members of the senior management team. We believe that having such direct access, along with the presence of a Lead Director, makes the separation of the principal executive officer and board chairman positions unnecessary. In our view, the independent Board members are capable of performing their duties without the expense and administrative layer associated with the separation of the principal executive officer and board chairman positions. The independent directors meet in executive session without management present at least quarterly.

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our corporate strategy. Independent directors and management have different views and roles in the development of a strategic plan. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes efficiency, strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In addition, the Board believes the combined role of the Chairman of the Board and the Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management periodically provide reports to the Board about their respective areas of responsibility and any risks associated with their areas. These reports include actions taken by senior management to monitor and control risks.

We believe that our leadership structure is appropriate given our management structure and operational characteristics.

Lead Director. As a matter of good corporate governance, the Board has adopted a practice of appointing a Lead Director. The Lead Director is charged with (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) serving as a liaison between the Chairman of the Board and the independent directors; (iii) assisting the Chairman of the Board in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (v) upon request and when appropriate, being available for consultation and communication with shareholders; (vi) communicating Board member feedback to the Chief Executive Officer; (vii) recommending to the Board the retention of advisors and consultants who report directly to the Board; (viii) overseeing the periodic evaluation of the Board and each committee thereof and their respective members; and (ix) performing such other duties as may be delegated by the Board from time to time. Based on his experience, qualifications, and skills more fully described below, the Board appointed Paul R. Lederer to serve as Lead Director.

Committees of the Board of Directors

Executive Committee. From time to time, the Board may delegate to the Executive Committee the authority to supervise and direct certain matters involving the finances and business of the Company between meetings of the Board. Currently, Steven L. Berman and Paul R. Lederer serve on the Executive Committee.

Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, participates in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s independent auditors. The Audit Committee selects our independent registered public accounting firm, reviews such firm’s procedures for ensuring their independence with respect to the services performed for us, approves all fees to be paid to the independent registered public accounting firm and pre-approves the professional services provided by the independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page.

As of the date of this proxy statement, Richard T. Riley (Chairman), Paul R. Lederer, Edgar W. Levin and Robert M. Lynch served on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ. The Board has determined that Mr. Riley qualifies as an audit committee financial expert as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee is responsible for annually reviewing and approving the compensation of the Board, the compensation of our Chairman and Chief Executive Officer, and all of our other executive officers and annually reviewing the compensation systems that are in place for the employees of the Company. The Chief Executive Officer provides the Compensation Committee with his evaluations on the performance of the other executive officers and performance evaluations of certain other key employees, and recommends salary and bonus levels, and equity awards. The Chief Executive Officer is not present during the discussion and approval of his compensation. The Compensation Committee provides administrative oversight for the 401(k) Retirement Plan and the Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan”. The Compensation Committee also approves all participants in and all awards, grants and related actions under the Dorman Products, Inc. 2008 Stock Option and Stock Incentive Plan, referred to as the “2008 Stock Option and Stock Incentive Plan,” and the Dorman Products, Inc. Executive Cash Bonus Plan, referred to as the “Executive Cash Bonus Plan.” The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page.

As of the date of this proxy statement, Edgar W. Levin (Chairman), Paul R. Lederer, Robert M. Lynch and Richard T. Riley served on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for evaluating and approving our plans, policies, programs, and principles with respect to corporate governance, especially as they relate to directors’ duties and responsibilities. The Corporate Governance and Nominating Committee evaluates and reports to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interest of our shareholders.

The Corporate Governance and Nominating Committee is also responsible for recommending qualified candidates to the Board for election as directors of the Company, and has recommended to the Board the slate of directors that the Board proposes for election by shareholders at the annual meeting. Robert M. Lynch was recommended to the Corporate Governance and Nominating Committee as a director candidate by a professional search firm. The professional search firm was engaged to assist the Corporate Governance and Nominating Committee in identifying, evaluating and conducting due diligence on potential director candidates.

The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page. As of the date of this proxy statement, Paul R. Lederer (Chairman), Edgar W. Levin, Robert M. Lynch and Richard T. Riley serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ.

Director Nomination Process

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee assists the Board in identifying, interviewing and recruiting candidates as necessary for the Board. The Corporate Governance and Nominating Committee also has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to election or re-election of the candidate.

Director Qualifications. In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. The Corporate Governance and Nominating Committee has not established specific education or years of business experience requirements for potential director nominees, but in general director qualifications include, among other factors, capability, availability to serve, conflicts of interest and moral character. Further, the Corporate Governance and Nominating Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	Experience as a Chief Executive Officer, President or principal officer of another company;

•	Senior-level experience in the automotive aftermarket or automotive parts industry generally or with companies that have similar business models;

•	Experience with overseas distribution operations; and

•	Strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.

Additional criteria applies to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to consideration of diversity, the Board seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

Director Candidates Nominated by Shareholders. Under our Amended and Restated By-Laws, a shareholder may nominate a person for election as a director at the next annual meeting of shareholders if the shareholder making the nomination:

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is a shareholder of record on the date of providing the nomination notice, on the record date for the determination of the shareholders entitled to vote at the annual meeting of shareholders and at the time of the annual meeting of shareholders,

•	is entitled to vote at the annual meeting, and

•	complies with the nomination notice procedures contained in our Amended and Restated By-Laws, which are outlined below.

For a shareholder nomination notice to be timely under our Amended and Restated By-laws, it must be delivered to, or mailed and received by, the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by, the Secretary of our company at our principal executive officers, no earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than one hundred (100) calendar days prior to the date of the scheduled annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. In no event will any adjournment or postponement of an annual meeting or the public disclosure of any adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a shareholder nomination notice.

The following information must be included in the shareholder nomination notice:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation and employment of such person;

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the number of shares of each class and series of our capital stock which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the annual meeting to disclose such ownership as of the record date);

•	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

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all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; and

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a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the shareholder and any “Shareholder Associated Person”, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act, referred to as “Regulation S-K,” if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated was a director or executive officer of such registrant;

•	as to the shareholder giving the notice:

•	the name and record address of the shareholder, as they appear on the Company’s stock ledger, and the name and address of any Shareholder Associated Person;

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the number of shares of each class and series of our capital stock which are, directly or indirectly, owned beneficially and/or of record by the shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired;

•

any “Derivative Instrument” directly or indirectly owned beneficially by the shareholder or any Shareholder Associated Person and any other direct or indirect right held by the shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of our shares;

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of any of our securities;

•	any “Short Interest” directly or indirectly held by the shareholder or any Shareholder Associated Person in any security issued by us;

•	any rights to dividends on our shares owned beneficially by the shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares;

•

any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•

any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by the shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•

a description of all arrangements or understandings between the shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made;

•

any material interest of the shareholder or any Shareholder Associated Person in the election of the proposed nominee, individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom;

•

a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the shareholder nomination notice;

•

a representation from the shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the person proposed as a nominee and/or (ii) otherwise to solicit proxies from shareholders in support of the election of such person;

•

whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the shareholder or Shareholder Associated Person with respect to any shares of our capital stock, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

•

any other information relating to the shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section and the rules and regulations promulgated thereunder).

A “Shareholder Associated Person” means with respect to any shareholder (i) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (ii) any beneficial owner of our securities owned of record or beneficially by the shareholder, and (iii) any person controlling, controlled by or under common control with the Shareholder Associated Person. A “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our securities or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise. A “Short Interest” means any contract, arrangement, understanding, relationship or otherwise pursuant to which the shareholder or any Shareholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by us.

In addition to the information required above, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Under our Amended and Restated By-Laws, a shareholder is entitled to nominate a person for director at a special meeting of shareholders at which directors are to be elected if the shareholder meets the requirements set forth above and complies with the shareholder nomination notice procedures set forth above. With respect to a special meeting, the shareholder’s nomination notice must be delivered to the Secretary of our company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the special meeting or, if the first public disclosure made by us of the date of the special meeting is less than one hundred (100) days prior to the date of the special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a shareholder’s nomination notice.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 29, 2012, the Board held seven meetings. The Executive Committee did not hold any meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting, and the Corporate Governance and Nominating Committee held one meeting in 2012. Each director attended at least 75% of the meetings of the Board and the committees of which they were a member during fiscal year 2012.

Attendance at Annual Meeting of Shareholders

It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual meeting. All of our then directors attended last year’s annual meeting.

Communication with the Board of Directors

Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Thomas J. Knoblauch, Assistant Secretary, Dorman Products, Inc. at 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify him or herself as a shareholder of the Company. The Assistant Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.

Proposal I – Election of Directors

Our Amended and Restated By-Laws provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than seven directors, which number shall be fixed from time to time by such board of directors. As of the date of the annual meeting, the Board has fixed the number of directors at five. Each of the five directors shall be elected at the annual meeting for a term that expires at the next annual shareholder’s meeting. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board.

John F. Creamer, Jr., age 81, a director since 1995 and former member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee retired from the Board on March 8, 2013. At the time of Mr. Creamer’s retirement from the Board, there were no disagreements with management or the Board. To fill the vacancy left by Mr. Creamer, Mr. Robert M. Lynch was selected as a director by the remaining members of the Board on March 8, 2013. Mr. Lynch was recommended as nominee for director by the Corporate Governance and Nominating Committee. A professional search firm recommended Mr. Lynch as a director candidate to the Corporate Governance and Nominating Committee.

The Board has nominated the following individuals for election as director at the annual meeting: Steven L. Berman; Paul R. Lederer; Edgar W. Levin, Robert M. Lynch and Richard T. Riley. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The following table sets forth certain information, as of the record date, as to each nominee for the office of director:

Name	Age	Position	Director Since
Steven L. Berman	53	Chairman of the Board, Chief Executive Officer and Secretary-Treasurer	1978
Paul R. Lederer	73	Director	1998
Edgar W. Levin	80	Director	1991
Robert M. Lynch	47	Director	2013
Richard T. Riley	56	Director	2010

The following information about our directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Steven L. Berman became the Chairman of the Board and Chief Executive Officer of the Company on January 30, 2011. Additionally, Mr. Berman has served as a director of the Company since its inception in 1978 and as Secretary-Treasurer of the Company since October 24, 2007. From October 24, 2007 to January 30, 2011, Mr. Berman served as President and Secretary-Treasurer of the Company. Prior to October 24, 2007, Mr. Berman served as Executive Vice President and Secretary-Treasurer of the Company. Pursuant to the terms of our employment agreement with Mr. Berman and subject to certain exceptions described therein, if the Compensation Committee fails to nominate, re-nominate or removes Mr. Berman as Chairman of the Board or as a director, Mr. Berman may terminate his employment within 120 days and receive certain benefits prescribed by the employment agreement. See “Executive Compensation – Potential Payments upon Termination or Change in Control – Employment Agreement with Steven L. Berman – Employment Agreement Benefits” for a discussion of the benefits payable to Mr. Berman upon a termination of employment following the decision of the Compensation Committee not to nominate or re-nominate, or remove, Mr. Berman as Chairman of the Board or as a director.

Key Attributes, Experience and Skills: Mr. Berman has more than thirty years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 30 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Berman has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable game plan. As a result of his positions with the Company, he also has intimate knowledge of the Company’s business, results of operations and financial condition which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

Paul R. Lederer has served as a director since 1998. Prior to his retirement in 1998, Mr. Lederer was the Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles, from February 1998 to October 1998. From November 1994 to February 1998, Mr. Lederer was President and Chief Operating Officer of Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998. Before joining Fel-Pro, he was a consultant to several automotive parts companies. Mr. Lederer is currently a director of O’Reilly Automotive, an automotive parts distributor and retailer. Mr. Lederer has served two terms as a director of O’Reilly Automotive from April 1993 to July 1997 and was appointed again in 2001. He currently serves as O’Reilly’s lead director, a position he has held since 2002. Mr. Lederer is also a director of Maximus, Inc., a provider of program management and consultative services to state and local governments. He was a director of Proliance International, Inc. from 1995 to 2009 and a director of United Components, Inc. from 2003 to 2010.

Key Attributes, Experience and Skills: Mr. Lederer’s 20 plus years of executive experience in the automotive aftermarket industry makes him uniquely qualified to assess the Company’s strategies, goals, and objectives on behalf of its shareholders. He has a high degree of business acumen which enables him to synthesize and connect broad market trends, industry trends, and evolving customer needs.

Edgar W. Levin has served as a director since 1991. Mr. Levin has been President of Ed Levin Associates, a management consulting firm, located in Boynton Beach, FL, since 1989. Prior thereto, he was Senior Vice President of Paramount Communications, Inc., a media and entertainment company and its predecessor, Gulf & Western Industries, a large conglomerate and major manufacturer of and distributor of automotive aftermarket parts. Mr. Levin was a member of the Office of the Chairman at Paramount Communications.

Key Attributes, Experience and Skills: Mr. Levin is skilled at financial statement analysis and interpreting financial measures of performance. He is well skilled in finance, operations, mergers and acquisitions, and strategic planning. He has a thorough understanding of the market that we serve, our customers, operations, and our financial requirements.

Robert M. Lynch has served as a director since March 2013. Mr. Lynch currently serves as President, Chief Executive Officer and a director of Lumber Liquidators Holdings, Inc., a publicly traded corporation and the largest specialty retailer of hardwood flooring in North America. From January 2011 to January 2012, Mr. Lynch served as President and Chief Operating Officer of Lumber Liquidators Holdings, Inc. Prior to joining Lumber Liquidators Holdings, Inc. in January 2011, Mr. Lynch was the President and Chief Executive Officer of Orchard Supply Hardware, a member of the Sears Holdings Corporation family of companies, from 2004 to 2010. Previously, Mr. Lynch worked at The Home Depot, Inc., from 1998 to 2004, in various store operations and business development positions. Mr. Lynch has also held positions at Accenture Consulting and at Ernst & Young in the National Consumer Products & Retail Consulting Practice. Mr. Lynch began his career with Wal-Mart Stores, Inc. Mr. Lynch holds a M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College and a B.S. in psychology with an emphasis on human resource management from Brigham Young University.

Key Attributes, Experience and Skills: From his business experience, Mr. Lynch acquired senior management experience, risk assessment skills, retail finance, marketing and operations expertise. Further, Mr. Lynch has developed a deep understanding of effective retail merchandising and long-term growth. From his experience as a director of a public company, Mr. Lynch gained insight, perspective and knowledge regarding the successful management of business expansion, operations and personnel.

Richard T. Riley was appointed to the Board in March 2010. Mr. Riley has served as a director of the LoJack Corporation, a publicly traded corporation and provider of tracking and recovery systems, since February 2005. In May 2012, Mr. Riley retired from the position of Executive Chairman of LoJack, a role held from December 2011 to May 2012. He previously served LoJack as Chairman, President, and Chief Executive Officer from May 2010 to December 2011, Executive Chairman from December 2008 to May 2010, Chairman and Chief Executive Officer from November 2006 to December 2008 and President and Chief Operating Officer from February 2005 to November 2006. Prior to joining LoJack Corporation, Mr. Riley served as an officer and director of New England Business Service, Inc., referred to as “NEBS,” then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. He served as President and Chief Operating Officer of NEBS from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, Mr. Riley served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms, Inc. (acquired by NEBS in 1997) from1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. Mr. Riley was formerly a member of the audit practice at Arthur Andersen & Co. Mr. Riley serves as a member of the Board of Directors of VistaPrint N.V., a publicly held printing and graphic arts business, where he is Chairman of the Board and serves on both the Audit Committee and the Nominating and Corporate Governance Committee. He is also a member of the Board of Directors of Micro-Coax, Inc., a privately held manufacturer of microwave and cable products.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co, his service as a Chief Financial Officer at Rapidforms, and his service on the Audit Committee at VistaPrint and Micro-Coax. He is skilled in finance, operations, corporate governance, mergers and acquisitions and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co. and Chief Financial Officer of Rapidforms, provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

The Board Recommends a Vote “FOR”

the Election of the Five Nominees listed above as Directors.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board during the fiscal year ended December 29, 2012. Directors who are our employees are not compensated for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Edgar W. Levin	54,500	—	—	20,875	75,375
John F. Creamer, Jr.(1)	54,000	—	—	20,875	74,875
Paul R. Lederer	54,500	—	—	20,875	75,375
Richard T. Riley	59,400	—	—	10,749	70,149

(1)	John F. Creamer, Jr., a director since 1995 and former member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, retired from the Board on March 8, 2013.
(2)	No stock awards were granted as compensation for director services in 2012. As of December 29, 2012, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: Edgar W. Levin – 13,916; John F. Creamer, Jr. – 13,916; Paul R. Lederer – 13,916; and Richard T. Riley – 7,166. On June 15, 2012, we paid a stock dividend to all common stock holders of record on June 1, 2012 of one share of common stock for each share of common stock outstanding. The unvested stock award amounts have been adjusted to reflect the dividend paid on June 15, 2012.
(3)	No stock option grants were made as compensation for director services in 2012. As of December 29, 2012, the aggregate number of option awards held by each of our non-employee directors was as follows: Edgar W. Levin – 0; John F. Creamer, Jr. – 0; Paul R. Lederer – 0; and Richard T. Riley – 0.
(4)	On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested stock awards, we credit the dividends payable on account of each stock award but do not pay such dividends until the stock award vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested stock award. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “All Other Compensation” column represents the dividends credited to unvested stock awards, together with interest accrued thereon, for the fiscal year ended December 29, 2012 held by each of our non-employee directors.

Each of our non-employee directors receives an annual retainer of $37,500 plus $1,500 for each Board meeting attended and $1,000 for each committee meeting attended, including telephone and in-person meetings. The Chairman of the Audit Committee receives an additional $1,350 for each Audit Committee meeting attended. The Chairman of the Compensation Committee and Corporate Governance and Nominating Committee receives an additional $500 for each committee meeting attended. Directors are eligible for participation in the 2008 Stock Option and Stock Incentive Plan.

Executive Compensation

Compensation Discussion and Analysis

The following discussion provides an analysis of our compensation program for the executive officers named in the Summary Compensation Table below and discusses the material factors involved in our decisions regarding the compensation of the following named executive officers:

•	Steven L. Berman, our Chairman of the Board, Chief Executive Officer and Secretary-Treasurer;

•	Mathias J. Barton, our co-President;

•	Joseph M. Beretta, our co-President;

•	Jeffrey L. Darby, our Senior Vice President, Sales and Marketing; and

•	Matthew Kohnke, our Chief Financial Officer.

The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. You should read this Compensation Discussion and Analysis in conjunction with such tabular and narrative disclosures.

2012 Performance Summary

We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial and non-financial objectives.

Over the past several years, we invested significantly in our business, including investments in our people. In 2012, we benefited from those investments, achieving more than $570 million in net sales and reporting the most profitable year in the Company’s history. Net sales increased 11% in 2012 compared to 2011, our net income from continuing operations increased by 18% from 2011, and diluted earnings per share from continuing operations increased by 17% from 2011.

	2012 ($ in millions except for per share amounts)	2011 ($ in millions except for per share amounts)	Change (%)
Net Sales	570.4	513.4	11
Net income from continuing operations	66.4	56.2	18
Net income (loss) from discontinued operations	4.6	(2.9)	nm
Net Income	71.0	53.3	33
Diluted Earnings Per Share
Net income from continuing operations	1.82	1.55	17
Net income (loss) from discontinued operations	0.12	(0.08)	nm
Net income	1.94	1.47	32

Our favorable financial and operational results are reflected in our executive compensation for 2012. Our executive compensation advances our goals of recruitment and retention, and promotes both short-term and long-term performance of our executive officers. For further discussion of our financial performance for the year ended December 29, 2012, please see “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the year ended December 29, 2012.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

•	To align the interests of our named executive officers with those of our shareholders by tying a significant portion of compensation to the Company’s financial performance;

•	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

•

To compensate the Company’s named executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

•	To encourage experienced, talented executives to join the Company; and

•	To motivate our executives to continue to provide excellent performance year after year.

We believe that our program focuses management’s attention on achieving both annual performance targets and profitable growth over a longer time period as established by the Board.

We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to manage the Company and poise the Company for future growth while at the same time being mindful of our responsibility to shareholders to control costs. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that ensure positive short and long-term business performance and continual growth in shareholder value.

We believe that total amounts of compensation should generally reflect an executive’s experience, skill, knowledge, responsibility and individual contributions to the overall success of the Company. Amounts should typically increase with increases in an executive’s functional role and his or her ability to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total compensation becomes performance based pay contingent upon the achievement of performance objectives established by the Compensation Committee.

We believe that equity compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our named executive officers and our shareholders. Historically, we have provided our named executive officers with equity awards in connection with our new hire process and for promotions.

We enter into employment agreements and have put into place severance arrangements to retain qualified named executive officers. We have entered into an employment agreement with our Chief Executive Officer to retain his services and provide him with compensation that reflects his overall experience, position and responsibilities, and expected contributions. Since we do not have employment agreements with our other named executive officers, we have agreed to severance arrangements with certain of such executives to encourage them to remain in our employ and permit such individuals to remain focused on the Company’s strategic business objectives during the course of their employment by providing some relief from concerns related to job security.

Determining Executive Compensation

As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for annually reviewing and approving executive compensation. The Compensation Committee annually reviews and approves the compensation of our Chief Executive Officer (except as provided in his employment agreement) and the compensation of our other named executive officers. The Compensation Committee works together with management to establish strategic plans and business performance targets and objectives against which management will be measured for each fiscal year. Following completion of this process, the Compensation Committee reviews and approves the corporate goals and objectives used to compensate the Chief Executive Officer and evaluates his performance in light of those goals and objectives. With respect to the other named executive officers’ compensation, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other named executive officers and performance evaluations for certain other key employees, and recommends increases in salary as well as bonus levels, and the amount of equity awards (if any) for consideration by the Compensation Committee.

The Compensation Committee annually reviews the compensation systems that are in place for the employees of the Company and approves participation in and all awards, grants and related actions under our equity plans. The Compensation Committee also approves profit sharing that is contributed to the 401(k) Retirement Plan and administers the Non-Qualified Deferred Compensation Plan and the Executive Cash Bonus Plan, and will certify payments to participants under the plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the “Code.” In addition, the Compensation Committee annually reviews and approves and recommends to the Board for its approval, any executive employment agreements, severance arrangements, change in control arrangements, and any special or supplemental benefits, in each case as, when, and if appropriate.

The Compensation Committee has the authority under its charter to retain compensation consultants to assist it in determining compensation. In setting executive compensation for 2012, the Compensation Committee elected not to utilize the services of an independent compensation consultant; instead, the committee conducted its own informal review of the compensation of our executive officers as compared to the base salary, total cash compensation, and other compensation of executives at a group of peer companies, including LKQ Corporation, LoJack Corporation, Motorcar Parts of America, Inc., Standard Motor Products, Inc., and Tenneco Inc., referred to as the “Peer Companies.” From time to time, the Compensation Committee acquires compensation summaries of senior management compensation at companies that are similar in size to our company but operate in different industries. Our most recent compensation summary, acquired for fiscal 2011, included compensation on both the Peer Companies and on companies that are similar in size but operate in different industries.

For fiscal 2013, the Compensation Committee has engaged Pay Governance, LLC, a compensation consultant, to review the compensation program for the executive officers of the Company.

Say on Pay

At the 2011 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved the compensation of our named executive officers at the 2011 annual meeting, with an overwhelming majority of shareholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs for 2012, we were mindful of the strong support our shareholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation. Our executive compensation for 2012 reflects our favorable financial and operational performance and advances our goals of recruitment and retention, and promotes both short-term and long-term performance of our executive officers.

The Components of the Executive Compensation Program

For fiscal 2012, elements of compensation for our executives include the following components:

•	base salary;

•	a short and long term cash bonus comprised of a performance-based cash award under our Executive Cash Bonus Plan and a discretionary bonus;

•	periodic equity incentive awards in the form of stock options and restricted stock awards; and

•	other compensation, including participation in our 401(k) Retirement Plan, our Non-Qualified Deferred Compensation Plan, perquisites and other personal benefits, and post-employment compensation.

In setting compensation levels, we consider, among other things, the financial performance of the Company; the executive’s individual job performance; the responsibilities, experience and long-term potential of the executive; historical compensation amounts; competitive pay practices generally; relative compensation levels among our senior management team; and general economic conditions.

Base Salary. Base salary reflects amounts paid during the year to our executive officers as direct compensation for their services to the Company as well as to reward each executive officer for their individual performance and to encourage them to higher levels of performance. We also use our base salary to attract and retain top quality executives and other managers from other companies. Base salaries and increases to base salaries recognize the overall experience, position, responsibility and expected contributions of the executive. The base salaries for each of our named executive officers are set forth in the Summary Compensation Table below.

The Compensation Committee establishes and approves annual base salaries for all of the executive officers of the Company, other than those set by agreement, taking into consideration, among other things, the recommendations of the Chief Executive Officer. The base salary of our Chief Executive Officer is set pursuant to his employment agreement and may be increased, but not decreased, over the term of the agreement in the discretion of the Compensation Committee. Base salaries of the other named executive officers, as well as annual salary adjustments for Mr. Berman, are set annually at levels that we determine adequately reward and retain capable executives, including without targeting any specific quartile of any compensation survey data for total compensation or any component of total compensation. In establishing base salary of our executive officers, as well as annual adjustment for Mr. Berman, we considered individual performance, the importance of, and skills required in, his positions, and his total amount of experience.

We intend that overall compensation, including base salary and bonus, to reflect the performance of each individual executive over time, as well as their contribution to the Company’s annual results and long term initiatives. In December 2011, the Compensation Committee determined to modestly increase the base salaries of our named executive officers for 2012 by 3.0%, except for Mr. Kohnke, who received an 8.4% increase, and Mr. Darby, who received an 8.7% increase. Mr. Kohnke’s salary increase was a result of exemplary performance in 2011. Mr. Darby’s salary increase was effected to reward high level performance in 2011 and bring his compensation to a level the Compensation Committee felt was commensurate with his experience and performance.

Performance Based Cash Bonuses. We use performance based cash bonuses to reward eligible employees at the manager level and above, including our named executive officers, for our financial performance during the year. The bonuses are intended to connect compensation to achievement of our annual financial performance objectives.

In December 2009, our Board unanimously approved the Executive Cash Bonus Plan, which provides for incentive payments to executives who may be impacted by Section 162(m) of the Code. Our Executive Cash Bonus Plan, including the business criteria upon which performance measures are based, was approved by our shareholders on May 20, 2010.

Our Executive Cash Bonus Plan is designed to provide a direct link between performance and compensation for our top executives. Additionally, the plan is intended to qualify certain components of compensation paid to these executives for tax deductibility under Section 162(m) of the Code. The Executive Cash Bonus Plan replaced our existing executive bonus plan for executives beginning with fiscal year 2010 and automatically renews upon the beginning of each fiscal year unless terminated by the Compensation Committee. Under the terms of his employment agreement, Mr. Berman, our Chairman of the Board, Chief Executive Officer and Secretary-Treasurer, is automatically eligible to participate in the Executive Cash Bonus Plan. For fiscal 2012, the Compensation Committee designated as participants in the Executive Cash Bonus Plan those executive officers whose compensation may be subject to Section 162(m). Messrs. Berman, Barton and Beretta were eligible to participate in the Executive Cash Bonus Plan for 2012. The maximum aggregate bonus amount that may be paid in any single year to any named executive officer under the Executive Cash Bonus Plan is $2,000,000.

Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for non-performance-based compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer or certain other highly compensated executive officers. We intend to structure awards under the Executive Cash Bonus Plan so that compensation under the plan will be qualified as “performance-based compensation” eligible for continued deductibility.

The plan for 2012 had two bonus components: (i) a bonus based on our 2012 growth in adjusted pre-tax net income, referred to as the “annual bonus”; and (ii) a bonus based on the year-over-year growth of our 2012 adjusted pre-tax net income when compared to our 2009 adjusted pre-tax net income, referred to as the “growth bonus”. For purposes of this proxy statement, “adjusted pre-tax net income” means the Company’s net income (a) before (1) the bonus expense related to the performance based cash bonuses under the Executive Cash Bonus Plan in the fiscal year and (2) income taxes for the fiscal year, and (b) subject to adjustment for one time or unusual items during the fiscal year. As it relates to adjustments for one time or unusual items, (x) 2012 net income was adjusted for $0.8 million of reductions of previously recognized inventory reserves which were included in the Company’s costs of goods sold and resulted from our decision to exit the international portion of our Scan Tech business, and (y) 2011 net income was adjusted for $2.9 million of asset write-downs and employee-related reserves resulting from our decision to exit the international portion of our Scan Tech business. There was not an adjustment to 2009 net income for one time or unusual items. The Compensation Committee believes that basing performance on adjusted pre-tax net income focuses management’s attention on revenue growth, profitability and increasing market share which are key drivers in building shareholder value.

With respect to the annual bonus, the amount of such bonus is equal to the participating officer’s eligible annual bonus amount multiplied by two times the percentage growth in our 2012 adjusted pre-tax net income. The eligible annual bonus amount for Mr. Berman in 2012 was set by the Compensation Committee at $520,000. The eligible annual bonus amount for each of Messrs. Barton and Beretta in 2012 was set by the Compensation Committee at $280,000.

With respect to the growth bonus, the Compensation Committee determined that the participating officers were each eligible to receive the following payments:

(i)	$50,000, if the compounded annual growth rate of 2012 adjusted pre-tax net income over 2009 adjusted pre-tax net income is between 5.0% and 10.0%;

(ii)	$100,000, if the compounded annual growth rate of 2012 adjusted pre-tax net income over 2009 adjusted pre-tax net income is between 10.0% and 15.0%; and

(iii)	$150,000, if the compounded annual growth rate of 2012 adjusted pre-tax net income over 2009 adjusted pre-tax net income is greater than 15%.

With respect to the performance based cash bonuses under the Executive Cash Bonus Plan for 2012, fifty percent of a participant’s earned bonus pursuant to the annual bonus component and the growth bonus component is paid in the first quarter of the year following the year in which the bonus was earned; the remaining 50% is paid in four equal quarterly installments 180, 270, 360 and 450 days after the fiscal year end in which the bonus was earned. Unless otherwise approved by the Compensation Committee, the participating officer must be employed full-time on the scheduled date of payment to receive that portion of the bonus.

For 2012, the Compensation Committee awarded annual bonuses of $196,969, $106,060 and $106,060 to each of Messrs. Berman, Barton and Beretta, respectively, and growth bonuses of $150,000, $150,000 and $150,000 to each of Messrs. Berman, Barton and Beretta, respectively, subject to the payment terms and the events of forfeiture thereunder. The bonus awards resulted from our positive growth in 2012 adjusted pre-tax net income of 18.9% and a compounded annual growth rate for 2012 adjusted pre-tax net income over 2009 adjusted pre-tax net income of 30.4%.

The Compensation Committee has determined that only the 50% of the 2012 annual and growth bonuses to be paid to each of Messrs. Berman, Barton, and Beretta in four equal installments on the 180th, 270th, 360th and 450th day after the fiscal year end shall be subject to forfeiture.

Discretionary Cash Bonuses. In addition to the performance based cash bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus is used to reward executive officers and other employees for exemplary performance during the year and to attract and recruit qualified candidates. In 2012, the Compensation Committee awarded discretionary bonuses to Messrs. Berman, Barton, Beretta, Darby and Kohnke in the amounts of $400,000, $100,000, $100,000, $146,208 and $108,303, respectively. The Compensation Committee considered the following factors in determining the amount of discretionary bonus payable to these executive officers for fiscal 2012: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, including maximizing shareholder value, the quality of the executive’s work, and the general success of the Company, as well as, the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. Amounts earned as discretionary cash bonuses by the named executive officers are included in the Summary Compensation Table under the column heading “Bonus.” Discretionary bonus amounts are paid in the first quarter of the year following the year in which the bonus was earned.

EquityAwards. Compensation may be awarded to our named executive officers in the form of equity-based awards. Equity awards, which are issued pursuant to our 2008 Stock Option and Stock Incentive Plan, can focus our executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our 2008 Stock Option and Stock Incentive Plan recognize an executive’s contribution to our overall corporate performance and provide a financial incentive to them to achieve our long-term goals.

Our 2008 Stock Option and Stock Incentive Plan is designed to provide the Compensation Committee the flexibility to award long-term equity compensation incentives from several types of equity-based awards, including stock appreciation rights, restricted stock and stock options. From time to time, we have provided our named executive officers with long-term incentives in the form of incentive or non-qualified stock options and grants of restricted stock, which awards typically vest over a five year period, provided the officer remains employed by the Company. The time-vesting element of the equity awards is structured as an incentive for continued employment and to align the interest of our officers with those of shareholders.

Historically, we have provided our named executive officers with equity awards in connection with new hires and promotions. Although we have not established specific target awards governing the receipt, timing or size of such awards, we customarily make equity grants on or soon after the initial date of hire or date of promotion. As such equity awards are intended as an incentive for employment, the amount of each equity award may vary from executive to executive depending on the particular circumstances. Typically, the amount of the equity award is based upon, among other things, the experience, expertise and responsibility of each named executive officer, the financial performance of the Company and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. In addition, with respect to new hires, an initial grant made on or soon after the date of hire serves to help recruit new executives. In fiscal 2012, we did not issue equity awards to our named executive officers.

401(k) Retirement Plan. All of our employees, including our executive officers, are entitled to participate in the Company’s 401(k) Retirement Plan and to receive a portion of the Company’s voluntary contribution in either cash or shares of the Company’s common stock in accordance with the terms of the 401(k) Retirement Plan. We offer the 401(k) Retirement Plan, including the Company’s voluntary contribution, to enhance our ability to attract and retain talented executives and other key employees and to encourage them to systematically save for retirement.

The 401(k) Retirement Plan is administered by a third-party administrator and is available to all employees once they satisfy certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account. There are two types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) a company discretionary contribution made in cash, common stock or a combination thereof, which is determined by multiplying the percentage approved by the Compensation Committee by the employee’s annual compensation.

Benefits are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. There are vesting requirements for our contributions, but not for the officer’s voluntary contributions. The vesting schedule provides for twenty percent vesting each year after one year of service, with one hundred percent vesting at six years or more.

For the fiscal year 2012, we contributed an amount equal to four percent of each eligible officer’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.

Non-Qualified Deferred Compensation Plan. On January 25, 2011, our Compensation Committee approved a Non-Qualified Deferred Compensation Plan. All of our named executive officers are eligible to participate in the Non-Qualified Deferred Compensation Plan. Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). This Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed upon the occurrence of the following events: (i) separation of employment, (ii) as elected after minimum deferral period (either lump sum or in equal installments up to 5 years), (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Agreements with Named Executive Officers. In April 2008, we entered into an employment agreement with Mr. Berman in order to provide further stability and continuity in the management of our company. In negotiating the employment agreement with Mr. Berman, the Compensation Committee analyzed the terms of employment arrangements for comparable executives employed by other publicly held companies. The committee also considered Mr. Berman’s responsibilities and contributions to our strategic business development, as well as our aggregate potential obligations under the agreement, including payments upon termination of employment. See “— Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables” for a discussion of the employment agreement with Mr. Berman. In addition to the employment agreement with Mr. Berman, we have agreed to provide Messrs. Barton and Beretta with six months’ salary continuation in the event of a termination of employment without “cause,” as determined by the Compensation Committee.

Post-Employment and Change in Control Benefits. Under the employment agreement with Mr. Berman and the severance arrangements with Messrs. Barton and Beretta, severance payments provided by us include a salary continuation component over a specified term. In addition, the employment agreement with Mr. Berman provides for annual cash payments in the amount of $150,000 in lieu of annual bonuses for the remainder of the term and continued medical, dental, vision and hospitalization insurance benefits. Severance benefits may also include the accelerated vesting of stock options and restricted stock awards. The severance arrangements with Messrs. Barton and Beretta provide for severance payments upon any termination of employment other than for “cause,” as determined by the Compensation Committee.

Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives that successfully contribute to our annual and long-term goals.

The employment agreement with Mr. Berman provides for severance benefits pursuant to a “modified single trigger” in the event of a change in control of our company; that is, the executive is entitled to the severance benefits for any termination within 12 months following a “Change in Control,” as defined in the employment agreement, other than for death, “Disability” or “Cause,” as such terms are defined in the employment agreement. We believe that a “modified single trigger” change in control provision (i) provides a powerful retention device during change in control discussions, and (ii) ensures Mr. Berman is not deprived of the benefits earned or reasonably expected to be received if there was no change in control. See “— Potential Payments upon Termination or Change in Control” for a summary of the termination provisions in the employment agreement with Mr. Berman.

Perquisites and other Benefits. We annually review the perquisites that our executive officers receive. All members of senior management, including our named executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical, dental and life insurance. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as needed basis.

Compensation Committee Report

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of the Company for the year ended December 29, 2012.

Compensation Committee

Edgar W. Levin, Chairman	Paul R. Lederer

Richard T. Riley

Summary Compensation Table for Fiscal 2012

The following table sets forth information relating to all compensation awarded to, earned by or paid to the following individuals for all services rendered in all capacities to us and our subsidiaries during the years ended December 29, 2012, December 31, 2011, and December 25, 2010, respectively:

•	our principal executive officer;

•	our principal financial officer; and

•	our three most highly compensated executive officers whose total compensation for the year ended December 29, 2012 exceeded $100,000.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Steven L. Berman Chairman of the Board, Chief Executive Officer and Secretary-Treasurer	2012 2011 2010	579,115 562,248 545,872	400,000 250,000 150,000	— — —	346,969 288,506 820,273	10,000 22,000 22,000	1,336,084 1,122,754 1,538,145

Mathias J. Barton Co-President	2012 2011 2010	336,329 326,533 316,148	100,000 100,000 50,000	— 776,000 —	256,060 224,580 510,916	64,002 16,000 16,000	756,391 1,443,113 893,064

Joseph M. Beretta Co- President	2012 2011 2010	313,803 304,663 295,789	100,000 100,000 —	— 776,000 —	256,060 224,580 510,916	65,502 17,500 17,500	735,365 1,422,743 824,205

Jeffrey Darby Senior Vice President, Sales and Marketing	2012	270,000	146,208	—	—	31,000	447,208

Mathew Kohnke Chief Financial Officer	2012 2011	200,000 190,000	108,303 50,424	— 194,000	— —	20,000 7,600	328,303 442,024

(1)	Mr. Berman became the Chief Executive Officer and Chairman of the Board in January 2011. In February 2011, the Board appointed Messrs. Barton and Beretta as co-Presidents of the Company. Also, in February 2011, the Board appointed Mr. Kohnke as Chief Financial Officer of the Company. In January 2012, the Board appointed Mr. Darby as Senior Vice President, Sales and Marketing, of the Company.
(2)	Represents the payment of discretionary bonuses paid in 2013 for 2012 performance, paid in 2012 for 2011 performance and paid in 2011 for 2010 performance.
(3)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of common stock granted under our 2008 Stock Option and Stock Incentive Plan during fiscal year 2011. For a discussion of valuation assumptions, see Note 12 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2012.
(4)	Represents annual cash incentive awards, under our Executive Cash Bonus Plan, to be paid in 2013 and 2014 for 2012 performance, paid in 2012 and to be paid in 2013 for 2011 performance and paid in 2011 and 2012 for 2010 performance.
(5)	The “All Other Compensation” column for the year ended December 29, 2012 includes the amounts set forth in footnote (6) below and the following compensation items: (i) for Mr. Berman, $10,000 in employer contributions to the 401(k) Retirement Plan; (ii) for Mr. Barton, $6,000 in annual automobile allowance and $10,000 in employer contributions to the 401(k) Retirement Plan; (iii) for Mr. Beretta, $7,500 in annual automobile allowance and $10,000 in employer contributions to the 401(k) Retirement Plan; (iv) for Mr. Darby, $9,000 in annual automobile allowance and $10,000 in employer contributions to the 401(k) Retirement Plan; and (v) for Mr. Kohnke, $8,000 in employer contributions to the 401(k) Retirement Plan.

(6)	On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested stock awards, we credit the dividends payable on account of each stock award but do not pay such dividends until the stock award vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested stock award. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “All Other Compensation” column includes the dividends credited to unvested stock awards, together with interest accrued thereon, for the fiscal year ended December 29, 2012 held by each of the following named executive officers: (i) Mr. Barton - $48,002; (ii) Mr. Beretta - $48,002; (iii) Mr. Darby - $12,000; and (iv) Mr. Kohnke - $12,000.

Grants of Plan-Based Awards in Fiscal Year Ended December 29, 2012

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the year ended December 29, 2012.

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)	Maximum ($)(2)
Steven L. Berman	—	(1)	2,000,000

Mathias J. Barton.	—	(1)	2,000,000

Joseph M. Beretta	—	(1)	2,000,000

Jeffrey L. Darby	—	—	—

Mathew S. Kohnke	—	—	—

(1)	Messrs. Berman, Barton and Beretta participated in the Executive Cash Bonus Plan for 2012. For 2012, the Executive Cash Bonus Plan provided two bonus components: (i) the annual bonus; and (ii) the growth bonus. With respect to the annual bonus, the amount of such bonus was equal to the participating officer’s eligible annual bonus amount multiplied by two times the percentage growth in our 2012 adjusted pre-tax net income. The eligible annual bonus amount for Mr. Berman was set by the Compensation Committee at $520,000. The eligible annual bonus amount for Messrs. Barton and Beretta was set by the Compensation Committee at $280,000. With respect to the growth bonus, the Compensation Committee determined that the participating officers were each eligible to receive the following payments:

(i)	$50,000, if the compounded annual growth rate of 2012 adjusted pre-tax net income over 2009 adjusted pre-tax net income was between 5.0% and 10.0%;
(ii)	$100,000, if the compounded annual growth rate of 2012 adjusted pre-tax net income over 2009 adjusted pre-tax net income was between 10.0% and 15.0%; and
(iii)	$150,000, if the compounded annual growth rate of 2012 adjusted pre-tax net income over 2009 adjusted pre-tax net income was greater than 15%.

See “– Compensation Discussion and Analysis – The Components of the Executive Compensation Program – Performance Based Cash Bonuses” for a further discussion of the Company’s Executive Cash Bonus Plan. Actual amounts paid under the Executive Cash Bonus Plan are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)	The maximum non-equity incentive plan award that may be paid in any single year to any named executive officer under the Executive Cash Bonus Plan is $2,000,000.

Narrative Disclosure to Summary Compensation Table

Employment Agreement with Steven L. Berman

On April 1, 2008, we entered into an employment agreement with Mr. Berman. The agreement had an initial term of three years expiring March 31, 2011. On each anniversary of the effective date of the agreement, the term of the agreement automatically extends for an additional one year unless further extended or earlier terminated as provided in the agreement. Accordingly, in effect, the term of Mr. Berman’s employment agreement is a rolling three year period unless earlier terminated.

Pursuant to the employment agreement, annual base salary was initially set at $514,370 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The employment agreement also provides for (i) eligibility for an annual bonus and other benefits provided under the Executive Cash Bonus Plan or other plans maintained by the Company, in such amounts as determined by the Compensation Committee, in its sole discretion; and (ii) eligibility to participate in other employment benefits plans or arrangements generally available to executive officers of the Company, four weeks paid vacation per year and the use of an automobile and related expenses provided for by the Company.

The employment agreement may be terminated by us with or without “Cause” or by Mr. Berman for “Good Reason” or for no reason, as such terms are defined in the agreement.

The employment agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. The agreement also includes standard confidentiality and trade secret provisions typically included in agreements of this type.

Additionally, the employment agreement contains provisions that provide for certain payments upon termination or a change in control of our company. See “— Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Berman upon a termination of his employment with us.

2008 Stock Option and Stock Incentive Plan

The purpose of the 2008 Stock Option and Stock Incentive Plan is to assist us in attracting, motivating, retaining and rewarding executives and other employees, officers, directors, consultants and advisors who provide services to us, by enabling such persons to invest in our common stock and thereby acquire a proprietary interest in the Company and an increased personal interest in our continued success and progress. Pursuant to the plan, we may grant (i) stock options to purchase our common stock which are intended to qualify as incentive stock options under Section 422 of the Code and the regulations promulgated thereunder, (ii) stock options to purchase our common stock not intended to so qualify, and (iii) restricted shares of our common stock.

The maximum number of shares which may be issued under the 2008 Stock Option and Stock Incentive Plan is 2,000,000 shares of our common stock, subject to adjustment as provided by the plan. Up to 1,000,000 shares of common stock may be issued upon the exercise of incentive stock options. The plan imposes individual limitations on the amount of certain equity awards. No outside director may receive equity awards under the plan which in the aggregate equal more than 50% of the total number of shares of common stock authorized for issuance under the plan and no officer, employee or consultant may receive equity awards under the plan which in the aggregate equal more than 90% of the total number of shares of common stock authorized for issuance under the plan. No individual may receive equity awards of more than 50% of the shares reserved for issuance under the plan in any calendar year.

The 2008 Stock Option and Stock Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the plan, the Compensation Committee determines, among other things, which of our officers, directors, employees, consultants and advisors will be granted equity awards under the plan, whether awards granted will be incentive stock options, non-qualified options, or restricted shares, the number of shares subject to an equity award, the time at which an equity award is granted, the rate of vesting for restricted shares, the rate of exercisability for an option award, the duration of an equity award, acceleration of vesting of an equity award upon a change in control of the Company, and, subject to the terms of the plan, the exercise price of an option. The Compensation Committee has the exclusive right to adopt or rescind rules for the administration of the plan, correct defects and omissions in, reconcile inconsistencies in, and construe the plan. The Committee also has the right to modify, suspend or terminate the plan, subject to certain conditions.

The Board reserves the right at any time, and from time to time, to amend or supplement the 2008 Stock Option and Stock Incentive Plan in any way or to suspend or terminate it. If an amendment or supplement of the plan is required by the Code to be approved by our shareholders in order to permit the granting of incentive stock options pursuant to the amended or supplemented plan, such amendment or supplement shall also be approved by our shareholders in such manner as is prescribed by the Code. If the Board voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

Outstanding Equity Awards at December 29, 2012

The following table sets forth information regarding unexercised options and unvested stock awards for each of our named executive officers outstanding at December 29, 2012.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares of Stock That Have Not Vested ($)(2)(3)
Steven L. Berman	—	—	—	—	—	—	—

Mathias J. Barton.	05/30/2003 01/03/2005 04/28/2011	34,000 40,000 —	— — —	2.54 6.24 —	05/30/2013 01/03/2015 —	— — 32,000	— — 1,092,800

Joseph M. Beretta	04/28/2011	—	—	—	—	32,000	1,092,800

Jeffrey L. Darby	12/14/2007 12/10/2009 04/28/2011	10,000 7,000 —	— 8,000 —	6.895 7.74 —	12/14/2017 12/10/2019 —	— — 8,000	— — 273,200

Matthew S. Kohnke	04/28/2011	—	—	—	—	8,000	273,200

(1)	All options that are unexercisable and unvested restricted stock awards vest in five equal annual installments beginning on the first anniversary of the date of grant.
(2)	On June 15, 2012, we paid a stock dividend to all common stock holders of record on June 1, 2012 of one share of common stock for each share of common stock outstanding. Share amounts and exercise prices have been adjusted to reflect the dividend paid on June 15, 2012.
(3)	Based on the market value of common stock of $34.15 per share at December 28, 2012.

Option Exercises and Stock Vested in Fiscal Year Ended December 29, 2012

The following table provides information about the value realized by the named executive officers on the exercise of option awards and the vesting of stock awards during the year ended December 29, 2012.

	OPTION EXERCISES AND STOCK VESTED(1)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)(3)
Steven L. Berman	—	—	—	—

Mathias J. Barton	56,000	1,294,020	8,000	191,120

Joseph M. Beretta	207,800	3,928,749	8,000	191,120

Jeffrey L. Darby	15,000	273,300	2,000	47,780

Mathew S. Kohnke	15,000	324,870	2,000	47,780

(1)	On June 15, 2012, we paid a stock dividend to all common stock holders of record on June 1, 2012 of one share of common stock for each share of common stock outstanding. Share amounts and exercise prices have been adjusted to reflect the dividend paid on June 15, 2012.
(2)	The value realized is calculated by determining the difference between the market price of the underlying common stock at exercise and the exercise price of the option awards. On May 16, 2012, Mr. Barton acquired 50,000 shares of common stock on the exercise of an option award with an exercise price of $2.54 per share. The market price of our common stock on May 16, 2012 was $24.59 per share. On December 10, 2012, Mr. Barton acquired 6,000 shares of common stock on the exercise of an option award with an exercise price of $2.54 per share. The market price of our common stock on December 10, 2012 was $34.46 per share. On May 22, 2012, Mr. Beretta acquired 4,000 shares of common stock on the exercise of an option award with an exercise price of $4.005 per share. The market price of our common stock on May 22, 2012 was $23.90. On May 24, 2012, Mr. Beretta acquired 40,000 shares of common stock on the exercise of an option award with an exercise price of $6.24 per share. The market price of our common stock on May 24, 2012 was $23.335 per share. On May 31, 2012, Mr. Beretta acquired 74,952 shares of our common stock on the exercise of an option award with an exercise price of $4.005 per share. The market price of our common stock on May 31, 2012 was $24.07 per share. On June 5, 2012, Mr. Beretta acquired 88,848 shares of our common stock on the exercise of an option award with an exercise price of $4.005 per share. The market price of our common stock on June 5, 2012 was $22.705 per share. On June 8, 2012, Mr. Darby acquired 10,000 shares of common stock on the exercise of an option award with an exercise price of $6.895 per share. The market price of our common stock on June 8, 2012 was $23.25 per share. On August 17, 2012, Mr. Darby acquired 5,000 shares of common stock on the exercise of an option award with an exercise price of $7.74 per share. The market price of our common stock on August 17, 2012 was $29.69 per share. On March 1, 2012, Mr. Kohnke acquired 7,500 shares of common stock on the exercise of an option award with an exercise price of $6.24 per share. The market price of our common stock on March 1, 2012 was $23.40 per share. On August 13, 2012, Mr. Kohnke acquired 3,000 shares of common stock on the exercise of an option award with an exercise price of $6.24 per share. The market price of our common stock on August 13, 2012 was $29.24 per share. On December 6, 2012, Mr. Kohnke acquired 4,500 shares of common stock on the exercise of an option award with an exercise price of $6.24 per share. The market price of our common stock on December 6, 2012 was $34.50 per share.

(3)	The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. On April 28, 2012, Messrs. Barton and Beretta acquired 8,000 shares of common stock on the vesting of a stock award at a market price of $22.86 per share. Of such 8,000 shares of common stock acquired by each of Messrs. Barton and Beretta, 1,224 shares of common stock were surrendered by Mr. Barton and 1,349 shares of common stock were surrendered by Mr. Beretta to satisfy their respective payroll tax withholding obligations. On April 28, 2012, Messrs. Darby and Kohnke acquired 2,000 shares of common stock on the vesting of a stock award at a market price of $22.86 per share. Of such 2,000 shares of common stock acquired by each of Messrs. Darby and Kohnke, 306 shares of common stock were surrendered by Mr. Darby and 320 shares of common stock were surrendered by Mr. Kohnke to satisfy their respective payroll tax withholding obligations.

Non-Qualified Deferred Compensation During Year Ended December 29, 2012

The following table sets forth the benefits received by our named executive officers under our non-qualified deferred compensation plan during the year ended December 29, 2012 as well as the aggregate non-qualified deferred compensation balances at December 29, 2019:

Name	Executive Contributions in 2012 ($)(1)	Registrant Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at December 29, 2012 ($)
Steven L. Berman	—	—	—	—	—

Mathias J. Barton	86,308	—	3,525	—	113,931

Joseph M. Beretta	10,384	—	2,136	—	22,376

Jeffrey Darby	6,500	—	1,026	—	12,895

Mathew Kohnke	15,000	—	1,743	—	24,249

(1)	Represents amounts deferred by each named executive officer to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Salary” for 2012.

Narrative Disclosure to Non-Qualified Deferred Compensation Table

Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors, including our named executive officers, who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of ERISA and comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his or her deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed upon the occurrence of the following events: (i) separation of employment, (ii) as elected after minimum deferral period (either lump sum or in equal installments up to 5 years), (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency,” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Potential Payments upon Termination or Change in Control

In 2012, upon termination of employment and/or upon a change in control, our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:

•	employment agreements and severance arrangements with our named executive officers;

•	our 2008 Stock Option and Stock Incentive Plan; and

•	our Executive Cash Bonus Plan.

Employment Agreement with Steven L. Berman

Employment Agreement Terms

The employment agreement with Mr. Berman specifies our obligations to Mr. Berman upon termination of his employment under various circumstances. The employment agreement may be terminated (i) upon Mr. Berman’s death, (ii) by us on 90 days written notice upon the “Disability” of Mr. Berman, (iii) by us upon written notice to Mr. Berman without “Cause” or with “Cause,” provided Mr. Berman will be given five business days to appear with counsel before the Compensation Committee to present information regarding his views on the Cause event and overturn the termination decision, (iv) by Mr. Berman upon 60 days written notice without “Good Reason,” (v) at any time prior to the 120th day after any event providing “Good Reason,” provided that within 90 days of any such event having occurred Mr. Berman has provided written notice and afforded the Company 30 days to cure such event, or (vi) by Mr. Berman for any reason within 12 months following a “Change in Control,” other than for death, Disability or Cause.

Under the terms of Mr. Berman’s employment agreement, “Disability” means Mr. Berman’s “disability” under the Company’s long-term disability plan, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period or (ii) is projected by the Board in good faith after consulting with a physician selected by the Company, that the condition is likely to continue for a period of at least nine consecutive months from its commencement.

Under the terms of Mr. Berman’s employment agreement, “Cause” means the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by Mr. Berman to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to a Disability); provided, however, that the Company shall have provided written notice that such actions are occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of Mr. Berman for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) Mr. Berman’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s code of conduct or other written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.

Under the terms of Mr. Berman’s employment agreement, “Good Reason” means the occurrence of any of the following events without Mr. Berman’s consent: (i) a material diminution of the authorities, duties or responsibilities as set forth in the agreement; (ii) the loss of any titles with the Company as set forth in the agreement; (iii) a reduction by the Company in base salary; (iv) a material change in the primary place of employment; (v) the failure by the Compensation Committee to nominate or re-nominate Mr. Berman as a member of the Board or removal of Mr. Berman as a member of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause); (vi) the assignment to Mr. Berman of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that Mr. Berman reports to someone other than as specified in the agreement.

Under the terms of Mr. Berman’s employment agreement, “Change in Control” means the occurrence of any one of the following events (i) any person or other entity (other than any of the Company’s subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries), including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company, referred to as the “Voting Stock”; (ii) the Board and/or the shareholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs; (iii) the Board and/or the shareholders of the Company approve a consolidation or merger of the Company with another entity (other than with any of the Company’s subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or (iv) a change in the Board occurs with the result that the members of the Board on the effective date of this Agreement, referred to as the “Incumbent Directors,” no longer constitute a majority of such board of directors, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by more than half of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Employment Agreement Benefits

Upon the termination of Mr. Berman’s employment for Cause or by Mr. Berman without Good Reason, Mr. Berman shall receive: (i) any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices; (ii) reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy; (iii) payment for any accrued but unused vacation time in accordance with Company policy; and (iv) such vested accrued benefits, and other payments, if any, as to which Mr. Berman (and his eligible dependents) may be entitled under, and, in accordance with the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination, (i) though (iv) collectively referred to as the “Amounts and Benefits.”

Upon the termination of Mr. Berman’s employment by death or Disability, for Good Reason or without Cause, or within 12 months following a Change in Control, other than for death, Disability or Cause, Mr. Berman or his estate shall receive: (i) the Amounts and Benefits; (ii) base salary payments until the expiration of the term of the agreement in accordance with the usual payroll practices of the Company, referred to as the “salary continuation benefits”; (iii) in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the remainder of the term of the agreement, referred to as the “payments in lieu of bonus”; and (iv) for the remainder of the term of the agreement, the Company shall continue on behalf of Mr. Berman and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to Mr. Berman immediately prior to the date of termination or reimburse Mr. Berman for his medical, dental, vision and hospitalization related expenses, referred to as the “health benefits.” The Company’s obligation with respect to the health benefits are limited to the extent that Mr. Berman obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable than the coverages and benefits required to be provided under the agreement.

Notwithstanding any provision to the contrary in the employment agreement, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on Mr. Berman executing and not revoking a waiver and general release.

Severance Arrangements with Messrs. Barton and Beretta

We have agreed to provide each of Messrs. Barton and Beretta, in the event of the termination of such executive’s respective employment without “cause” as determined by the Compensation Committee, with six months of salary continuation paid in accordance with the Company’s standard payroll practices. Under the severance arrangements, “cause” means (i) the gross neglect or willful failure by the executive to perform his duties and responsibilities in all material respects; (ii) any act of fraud by the executive, whether relating to the Company and its subsidiaries or otherwise; (iii) the conviction or entry into a plea of nolo contendere by the executive with respect to any felony or misdemeanor (other than a traffic offense which does not result in imprisonment); or (iv) the commission by the executive of any willful or intentional act (including any violation of law) which materially injures the reputation or materially adversely affects the business or business relationships of the Company. For purposes of this definition, no act, or failure to act, on the executive’s part shall be deemed “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the executive’s act, or failure to act, was in the best interest of the Company.

2008 Stock Option and Stock Incentive Plan

The table below sets forth the benefits that each named executive officer holding awards granted under our 2008 Stock Option and Stock Incentive Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of our company pursuant to the terms of the plan and our standard restricted stock agreement and stock option awards thereunder:

Circumstance	Benefit
Termination of employment as a result of death or disability	The unvested portion of any stock awards shall immediately vest and be free of restriction.

Involuntarily termination of employment other than for “cause” (as defined by the Compensation Committee) at any time within 18 months of a “change in control”	The unvested portion of any stock awards shall immediately vest and be free of restriction.

The occurrence of a “change in control” event	The unvested portion of any stock options shall immediately vest and become exercisable.

Under our 2008 Stock Option and Stock Incentive Plan and our standard restricted stock agreement and stock option awards thereunder, a “change in control” means: (i) a change within a 12 month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other events deemed to constitute a “change in control” by the Compensation Committee.

Executive Cash Bonus Plan

Under our Executive Cash Bonus Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 162(m) of the Code and Section 409A of the Code, may, but is not required to make, a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant or (ii) the scheduled payment date as set forth above, referred to collectively as the “Pro-Rated Bonus.”

Potential Payments to Our Named Executive Officers upon Termination or Change in Control

Potential Payments upon Termination

The following table shows the estimated maximum amount of payments and benefits that would be provided by us (or our successor) to Mr. Berman under the plans and agreements described above assuming that their employment was terminated as of December 29, 2012 for various reasons as described below:

Nature of Payment	Terminated by Us without Cause or by Officer With Good Reason		Terminated by Us for Cause		Terminated by Officer without Good Reason		Disability		Death
Amounts and Benefits	$0	(1)	$0	(1)	$0	(1)	$0	(1)	$0	(1)
Salary Continuation Benefits	1,833,864	(2)	—		—		1,833,864	(2)	1,833,864	(2)
Cash Payment in Lieu of Bonus	450,000	(3)	—		—		450,000	(3)	450,000	(3)
Cost of Continuation of Health Benefits	54,000	(4)	—		—		54,000	(4)	54,000	(4)
Executive Cash Bonus Plan (5)	—		—		—		—		—

Total	$2,337,864		$0		$0		$2,337,864		$2,337,864

(1)	Represents the amount payable under Mr. Berman’s employment agreement for Amounts and Benefits.
(2)	Represents the amount payable under Mr. Berman’s employment agreement for salary continuation benefits.
(3)	Represents the amount payable under Mr. Berman’s employment agreement for payments in lieu of bonus.

(4)	Represents the amount payable under Mr. Berman’s employment agreement for health benefits, which would continue Mr. Berman’s medical, dental, vision and hospitalization benefits for the remainder of the term of his employment agreement, assuming no increase in premiums.
(5)	Assumes the Compensation Committee will not pay Mr. Berman a Pro-Rated Bonus.

The following table shows the estimated maximum amount of payments and benefits that would be provided by us (or our successor) to each of Messrs. Barton, Beretta, Darby and Kohnke under the plans and agreements described above assuming that their employment was terminated as of December 29, 2012 for various reasons as described below:

Named Executive Officer and Nature of Payment	Terminated by Us without Cause ($)		Death or Disability ($)
Mathias J. Barton
Salary Continuation Benefits	168,165	(1)	—
Value of Accelerated Restricted Stock (2)	—		1,178,882
Executive Cash Bonus Plan (3)	—		—

Total	168,165		1,178,882
Joseph M. Beretta
Salary Continuation Benefits	156,901	(1)	—
Value of Accelerated Restricted Stock (2)	—		1,178,882
Executive Cash Bonus Plan (3)	—		—

Total	156,901		1,178,882
Jeffrey Darby
Salary Continuation Benefits	—		—
Value of Accelerated Restricted Stock (2)	—		294,720
Executive Cash Bonus Plan (3)	—		—

Total			294,720
Mathew Kohnke
Salary Continuation Benefits	—		—
Value of Accelerated Restricted Stock (2)	—		294,720
Executive Cash Bonus Plan (3)	—		—

Total	—		294,720

(1)	Represents the amount payable to Messrs. Barton and Beretta pursuant to their severance arrangements with the Company for salary continuation benefits.
(2)	Represents the value realized on the acceleration of the vesting of all unvested restricted stock, which value is determined by adding (i) the amount calculated by multiplying $35.34, the closing price of our common stock on December 31, 2012, the close of the next trading day after the termination date, by the number of unvested restricted stock as of such date, and (ii) the amount of any deferred dividends, together with interest accrued thereon, on such unvested restricted stock. On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested restricted stock, we credit the dividends payable on account of each share of restricted stock but do not pay such dividends until the restricted stock vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested restricted stock. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “Value of Accelerated Restricted Stock” row includes the dividends credited to unvested restricted stock, together with interest accrued thereon, as of December 29, 2012 held by each of the following named executive officers: (i) Mr. Barton - $48,002; (ii) Mr. Beretta - $48,002; (iii) Mr. Darby - $12,000; and (iv) Mr. Kohnke - $12,000.

(3)	Assumes the Compensation Committee will not pay Messrs. Barton or Beretta a Pro-Rated Bonus. Messrs. Darby and Kohnke did not participate in the Executive Cash Bonus Plan in fiscal 2012.

Potential Payments Upon Change in Control

The following table shows the estimated maximum amount of payments and benefits under Mr. Berman’s employment agreement and our standard restricted stock agreement and stock option awards under our 2008 Stock Options and Stock Incentive Plan to which our named executive officers would have been entitled upon a change in control of our company that occurred on December 29, 2012.

Name	Change in Control Payment ($)		Value of Accelerated Vesting of Stock Awards ($)(2)	Value of Accelerated Vesting of Stock Option Awards ($)(3)	Total Benefits ($)
Steven L. Berman	2,337,864	(1)	—	—	2,337,864
Mathias J. Barton	—		1,178,882	—	1,178,882
Joseph M. Beretta	—		1,178,882	—	1,178,882
Jeffrey L. Darby	—		294,720	220,800	515,520
Mathew S. Kohnke	—		294,720	—	294,720

(1)	Represents the amount payable under Mr. Berman’s employment agreement assuming a “Change in Control” and the termination of Mr. Berman’s employment other than for death, Disability or Cause occurred on December 29, 2012, as defined in Mr. Berman’s employment agreement. Such amount includes: (i) the Amounts and Benefits; (ii) the salary continuation benefits; (iii) the payments in lieu of bonus; and (iv) the health benefits.
(2)	Represents the value realized on the acceleration of the vesting of all unvested restricted stock assuming a change in control and the involuntary termination of the named executive officer’s employment occurred on December 29, 2012, which value is determined by adding (i) the amount calculated by multiplying $35.34, the closing price of our common stock on December 31, 2012, the close of the next trading day after the termination date, by the number of unvested restricted stock as of such date, and (ii) the amount of any deferred dividends, together with interest accrued thereon, on such unvested restricted stock. On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested stock awards, we credit the dividends payable on account of each stock award but do not pay such dividends until the stock award vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested stock award. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “Value of Accelerated Vesting of Stock Awards” column includes the dividends credited to unvested stock awards, together with interest accrued thereon, as of December 29, 2012 held by each of the following named executive officers: (i) Mr. Barton - $48,002; (ii) Mr. Beretta - $48,002; (iii) Mr. Darby - $12,000; and (iv) Mr. Kohnke - $12,000.

(3)	Represents the value realized on the acceleration of the vesting of all unvested stock options, which value is determined for each unvested stock option by subtracting the exercise price for such stock option from $35.34, the closing price of our common stock on December 31, 2012, the close of the next trading day after the termination date.

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all employees, including executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a balanced mix of short-term and longer-term incentives;

•	base salaries are consistent with employees’ duties and responsibilities;

•	corporate performance goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	cash incentive awards are capped by the Compensation Committee;

•	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals; and

•	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.

The Compensation Committee believes that, for all employees, including named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Richard T. Riley, John F. Creamer, Jr., Paul R. Lederer and Edgar W. Levin (Chairman) in the fiscal year ended December 29, 2012. No person who served as a member of the Compensation Committee during the fiscal year ended December 29, 2012 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 29, 2012, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

On November 15, 2012, we entered into a lease agreement for our primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership, which replaces the prior lease agreement between the parties that expired according to its terms on December 28, 2012. The limited partners of BREP I are Steven L. Berman, our Chairman of the Board, Chief Executive Officer and Secretary-Treasurer, the Estate of Richard N. Berman, of which Steven L. Berman is a co-executor, Steven L. Berman’s father, Jordan S. Berman, and Steven L. Berman’s brothers, Marc H. Berman and Fred B. Berman. Steven L. Berman and the Estate of Richard N. Berman each own a 27.9% interest in BREP I. Steven L. Berman and the Estate of Richard N. Berman are controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc.

The leased facility consists of approximately 342,000 square feet of office, warehouse, and storage space. In 2012, we paid rent of $4.45 per square foot, or approximately $1.5 million, under the expired lease agreement. The term of the new lease agreement began on December 29, 2012 and expires on December 31, 2017, referred to as the “base term”, unless terminated or renewed in accordance with its terms. Under the new lease agreement, we will pay BREP I annual rent of $4.40 per square foot, subject to an annual rent increase based on the Consumer Price Index, All Urban Consumers U.S. City Average, All Items. The approximate amount of rent expected to be paid during the base term is $8.0 million. The new lease agreement is a triple net non-terminable lease under which we are responsible for all expenses attributable to the facility (including maintenance and repair) and the conduct of its operations in compliance with all applicable laws and regulations.

We have adopted written policies and procedures regarding related person transactions. Our policy intends to cover any transaction described under Item 404(a) of Regulation S-K. The Audit Committee is responsible for reviewing and approving all related person transactions pursuant to the Audit Committee Charter, which has been adopted by the Board. The Audit Committee reviews and approves all related person transactions without regard to the thresholds established for disclosure under Item 404(a) of Regulation S-K. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential – Conduct of Business Affairs at: Dorman Products, Inc., P.O. Box 1800, 3400 East Walnut Street, Colmar, PA, 18915.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock as of the record date (except as otherwise noted in the footnotes) by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of our common stock, (iii) each executive officer named in the Summary Compensation Table contained in this proxy statement, and (iv) all of our directors, director nominees and executive officers as a group. As of the record date, 36,479,128 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent
Steven L. Berman (2)	5,840,208	(3)	16.01%
Dimensional Fund Advisors LP	2,062,498	(4)	5.65%
FMR LLC Edward C. Johnson 3d Fidelity Management & Research Company	2,069,091	(5)	5.67%
Royce & Associates, LLC	3,776,306	(6)	10.35%
T. Rowe Price Associates, Inc., and T. Rowe Price Small-Cap Value Fund, Inc.	2,396,470	(7)	6.57%
Mathias J. Barton	152,374	(8)	*
Joseph M. Beretta	69,666		*
Robert M. Lynch	0		*
Jeffrey L. Darby	24,751	(9)	*
Paul R. Lederer	67,985	(10)	*
Edgar W. Levin	87,200		*
Mathew Kohnke	13,901		*
Richard T. Riley	10,000		*
All executive officers and directors as a group (12 persons)	6,380,875	(11)	17.49%

*	Denotes less than 1%.
(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded up to the closest whole number. On June 15, 2012, we paid a stock dividend to all common stock holders of record on June 1, 2012 of one share of common stock for each share of common stock outstanding. The beneficial ownership reported above has been adjusted to reflect the dividend paid on June 15, 2012.

(2)	Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties. The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act of 1933, as amended, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders party to the Shareholders’Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman or Fred B. Berman, or each person’s respective spouse or children.
(3)	Includes: (i) 1,307,903 shares held directly; (ii) 1,884,964 shares held by the Steven L. Berman Grantor Retained Annuity Trusts, of which he is the trustee; (iii) 99,857 shares held by The Steven L. Berman Charitable Remainder Trusts, of which he is the trustee; (iv) 80,400 shares held by three different trusts for the benefit of Steven L. Berman’s children, of which he is the trustee; (v) 524,385 shares as co-executor of the estate of Richard N. Berman; (vi) 452,150 shares held by ten different trusts for the benefit of the late Richard N. Berman’s children and grandchildren, of which he is the trustee; (vii) 146,892 shares held by six different trusts for the benefit of the late Richard N. Berman’s children, of which he is a co-trustee; (viii) 1,240,566 shares held by the Richard N. Berman Grantor Retained Annuity Trusts, of which he is the trustee; (ix) 54,754 shares held by a marital qualified terminable interest property trust for the benefit of Sharyn Berman, of which he is a co-trustee; (x) 22,828 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which he is a co-trustee; and (xi) 25,509 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee or a co-executor, Steven L. Berman has shared power to vote and dispose of the shares held in trust. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Steven L. Berman has 16,492 units in our 401(k) Retirement Plan, which units consist of 25,509 shares of our common stock, as of the record date. Excludes 5,032,478 shares of common stock that may be deemed beneficially owned by the Shareholders (as defined in footnote 2 above), other than the shares held by Steven L. Berman and the other Shareholders for which their ownership in shares of common stock of the Company is attributed to Steven L. Berman as indirect beneficial ownership, as to all of which shares Steven L. Berman disclaims beneficial ownership.
(4)	Based solely on a Schedule 13G/A filed with the SEC on February 11, 2013 by Dimensional Fund Advisors LP, referred to as “Dimensional”, which reports that Dimensional has sole voting power with respect to 2,037,098 shares and shares voting power over no shares and has sole dispositive power over 2,062,498 shares and shares dispositive power over no shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, as amended, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager to certain other commingled group trusts and separate accounts, such investment companies, trusts and accounts, collectively referred to as the “Funds.” In certain cases, subsidiaries of Dimensional may also act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager to the Funds, neither Dimensional nor its subsidiaries possess voting and/or investment power over the shares of common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of common stock held by the Funds. However, all shares of common stock are owned by the Funds. Dimensional and its subsidiaries disclaim beneficial ownership of such shares of common stock. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
(5)	Based solely on a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC, Edward C. Johnson 3d and Fidelity Management & Research Company, referred to as “Fidelity.” Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 2,069,091 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,069,091 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, through their ownership of voting common shares of FMR LLC and the execution of a shareholders’ voting agreement related to such shares, may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. The address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)	Based solely on the Schedule 13G/A filed with the SEC on January 17, 2013 by Royce & Associates, LLC, referred to as “Royce.” Royce, in its capacity as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, to various managed accounts, including Royce Special Equity Fund, an investment company registered under the Investment Company Act of 1940, as amended, and owner of 2,306,679 shares of our common stock, has sole voting and sole investment power over all such shares. The address of Royce is 745 Fifth Avenue, New York, New York 10151.
(7)	Based solely on a Schedule 13G/A filed with the SEC on February 8, 2013 by T. Rowe Price Associates, Inc., referred to as “Price Associates,” and T. Rowe Price Small-Cap Value Fund, Inc., referred to as “Price Small-Cap” and together with Price Associates referred to as “T. Rowe Price.” Price Associates has sole voting power with respect to 313,270 shares and shares voting power over no shares, and has sole dispositive power over 2,396,470 shares and shares dispositive power over no shares, and (ii) Price Small-Cap had sole voting power over 2,083,200 shares and does not have shared voting power, sole dispositive power or shared dispositive power over any shares. The 2,083,200 shares over which Price Small-Cap has sole voting power are included in the 2,396,470 shares over which Price Associates has sole dispositive power. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.
(8)	Represents: (i) 109,560 shares of common stock held directly, (ii) 800 shares of common stock held in trust for the benefit of Mr. Barton’s children, (iii) options to purchase 40,000 shares of common stock, which may be exercised within 60 days of the record date, and (iv) 2,014 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Barton has 1,302 units in our 401(k) Retirement Plan, which units consist of 2,014 shares of our common stock, as of the record date.
(9)	Represents: (i) 8,000 shares of common stock held directly, (ii) options to purchase 12,000 shares of common stock, which may be exercised within 60 days of the record date; and (iii) 4,751 shares represented by units held in a unitized stock fund through our 401(K) Retirement Plan. The unitized stock fund of our 401(K) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Darby has 3,071 units in our 401(K) Retirement Plan, which units consist of 4,751 shares of our common stock, as of the record date.
(10)	Represents: (i) 42,985 shares of common stock held directly, and (ii) 25,000 shares held by four different trusts for the benefit of his children, of which his spouse is the trustee.
(11)	Includes: (i) options to purchase 128,000 shares of common stock, which may be exercised within 60 days of the record date, and (ii) 32,643 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. All of our executive officers and directors as a group had 21,105 units in our 401(k) Retirement Plan, which units consist of 32,643 shares of our common stock as of the record date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC and NASDAQ and to furnish the Company copies.

To our knowledge, based solely on a review of the copies of such reports furnished to us and any written representations that no other reports were required during 2012, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of our stock were complied with during 2012, except that (i) Steven L. Berman filed late one Form 4 reporting an aggregate of two transactions not reported on a timely basis and reported late one transaction filed on Form 5, (ii) Mathias Barton filed late two Forms 4 reporting an aggregate of three transactions not reported on a timely basis, (iii) Joseph Beretta filed late three Forms 4 reporting an aggregate of thirty transactions not reported on a timely basis, (iv) Jeffrey Darby filed late one Form 3 and one Form 4 reporting one transaction not reported on a timely basis, (v) Mathew Kohnke filed late two Forms 4 reporting an aggregate of four transactions not reported on a timely basis, (vi) Edgar W. Levin filed late five Forms 4 reporting an aggregate of seven transactions not reported on a timely basis and reported late two transactions filed on Form 5, (vii) Paul R. Lederer filed late one Form 4 reporting an aggregate of three transactions not reported on a timely basis, (viii) Lou Arace filed late one Form 3; and (ix) Michael Kealey filed late one Form 3 and one Form 4 reporting one transaction not reported on a timely basis.

Report of Audit Committee

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors these processes. The Committee has reviewed and discussed the audited financial statements with management and management’s and KPMG’s evaluations of the Company’s system of internal controls over financial reporting contained in the 2012 Annual Report on Form 10-K.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Committee has discussed with KPMG (i) the matters specified in Statement on Auditing Standards No. 61, “Communications with Audit Committees,” (Codification of Statements of Auditing Standards, August 2, 2008 AU 380), as amended, as adopted by the PCAOB in Rule 3200T; and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012 for filing with the SEC.

Audit Committee:

Richard T. Riley, Chairman	Paul R. Lederer

Edgar W. Levin

Proposal II – Ratification of KPMG LLP as Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the fiscal year ended December 29, 2012 was the firm of KPMG LLP. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 28, 2013. A representative of KPMG LLP is expected to be present at the annual meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board recommends you vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 29, 2012 and December 31, 2011 were:

	Fiscal Year Ended
Services Rendered (1)	December 29, 2012	December 31, 2011
Audit Fees	$628,100	$537,000
Audit Related Fees	90,000	—
Tax Fees	331,201	153,700
All Other Fees	1,650	1,650

Total	$1,050,951	$692,350

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees. Audit fees for the fiscal years ended December 29, 2012 and December 31, 2011 were for professional services rendered for the audits of our consolidated financial statements, and for the attestation of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Audit Related Fees. Audit related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit related services consisted primarily of services rendered in connection with the review of documents to be filed with the SEC and related matters.

Tax Fees. Tax fees for the fiscal years ended December 29, 2012 and December 31, 2011 were for services relating to tax planning, tax preparation services and tax advice and planning other than those directly related to the audit of the income tax accrual.

All Other Fees. All other fees for the fiscal years ended December 29, 2012 and December 31, 2011 were for the annual subscription for accounting software we used.

The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided by KPMG LLP to us during the fiscal years ended December 29, 2012 and December 31, 2011.

Shareholder Proposals

Proposals by shareholders to be presented at our annual meeting of shareholders to be held in 2014 must be received by us no later than December 4, 2013 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the process of Rule 14a-8 of the Exchange Act for consideration at our 2014 annual meeting of shareholders is not earlier than the close of business on January 14, 2014 and not later than the close of business on February 13, 2014. Any such notice must comply with our Amended and Restated By-Laws, a copy of which may be obtained on our website located at www.dormanproducts.com and accessible via the “Corporate Governance” page. As to all such matters for which we do not have notice on or prior to such date, discretionary authority shall be granted to the persons designated in our proxy statement related to the 2014 annual meeting of shareholders to vote on such proposal.

Annual Report

A copy of our 2012 Annual Report to Shareholders, including our Form 10-K for the fiscal year ending December 29, 2012, is being furnished concurrently with this proxy statement at http://www.proxyvote.com. If you previously requested electronic or paper delivery, you will be sent the 2012 Annual Report to Shareholders on or about April 3, 2013.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2012, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto.

Solicitation of Proxies

We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or facsimile. We have requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers and nominees for their out-of-pocket and reasonable expenses.

Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $7,500 to $15,000 plus out-of-pocket expenses.

Other Matters

As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. However, the proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters to be presented at the annual meeting which we did not have notice on or prior to February 14, 2013; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Householding

Householding is a procedure that permits the Company to send a single set of its proxy statement and the 2012 Annual Report to Shareholders to any household at which two or more shareholders having requested electronic or paper delivery of such documents reside if the Company believes they are members of the same family. Each shareholder will continue to receive a separate proxy card for voting and attendance purposes. Householding reduces the volume of duplicate information you receive, as well as the Company’s expenses. If your family has multiple Company accounts, you may have received a householding notification from your broker, bank or other nominee or the Company’s transfer agent. Please contact your broker, bank or other nominee or the transfer agent directly if you have questions, require additional copies of this proxy statement or the 2012 Annual Report to Shareholders, or wish to opt out of householding. These options are available to you at any time. Upon written or oral request to your broker, bank or other nominee or the transfer agent, a separate copy of this proxy statement or the 2012 Annual Report to Shareholders will be sent promptly to any shareholder of record to whom householding applies.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
Thomas J. Knoblauch
Vice President, General Counsel and Assistant Secretary

Colmar, Pennsylvania

April 3, 2013

DORMAN PRODUCTS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by the day before the meeting) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

FOR 401(k) RETIREMENT PLAN AND TRUST

Notwithstanding the above, please note that all votes must be received by 11:59 P.M. Eastern Time on May 9, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53730-P33601 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DORMAN PRODUCTS, INC.

For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below.

the following five Directors:

1. Election of Directors ☐ ☐ ☐

Nominees:

01) Steven L. Berman

02) Paul R. Lederer

03) Edgar W. Levin

04) Robert M. Lynch

05) Richard T. Riley

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

2. Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. ☐ ☐☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges notice and/or receipt of the 2012 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement relating thereto. Instruction for Cumulative Voting for Directors: To cumulate votes for directors, do NOT mark “For All”, “Withhold All” or “For All Excerpt” above, but check this box and specify the method of cumulative voting on the reverse side of this card in the section called “Cumulative Voting Instructions/Comments” by writing the number of shares of Common Stock to be voted for the individual nominee(s) and the number(s) of the nominee(s). To vote by proxy, cumulative voting can only be processed by using the proxy card method of voting.☐ Please indicate if you plan to attend this meeting. Yes No☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M53731-P33601

PROXY

DORMAN PRODUCTS, INC. 3400 EAST WALNUT STREET

COLMAR, PENNSYLVANIA 18915

ANNUAL MEETING OF SHAREHOLDERS – MAY 14, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby constitutes and appoints Matthew S. Kohnke and Mathias J. Barton, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of Dorman Products, Inc. (the “Company”) to be held on the 14th day of May, 2013, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. This proxy may be revoked by notice as described in the enclosed proxy statement.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS.

Except as set forth below for shares held in the 401(k) Retirement Plan and Trust:

This proxy, when properly executed, will be voted as directed by the shareholder.

If you return an executed proxy but do not specify how to vote, your shares will be voted: (i) “FOR” the election of the five nominees for director named in “Proposal 1- Election of Directors” in the enclosed proxy statement; and (ii) “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. If you return an executed proxy card with no further instructions on the election of directors, the proxies have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board of Directors of the Company, although they have no present intention of doing so.

401(k) Retirement Plan and Trust. This card also provides voting instructions for shares held in the Dorman Products, Inc. 401(k) Retirement Plan and Trust. If you are a participant in the plan and have shares of the common stock of the Company allocated to your account under the plan, please read the following authorization to the trustee of the plan as to the voting of such shares.

Trustee’s Authorization. The undersigned hereby authorizes and instructs Vanguard Fiduciary Trust Company, as trustee of the Dorman Products, Inc. 401(k) Retirement Plan and Trust, to vote all shares of the common stock of the Company allocated to the undersigned’s account under such plan at the Annual Meeting of Shareholders, or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side. This proxy, when properly executed, will be voted as directed. All shares of Company stock for which the trustee has not received timely direction shall be voted or exercised by the trustee in the same proportion as the shares of Company stock for which the trustee received timely direction. You may revoke your instructions by notice as described in the enclosed proxy statement.

Cumulative Voting Instructions/Comments:

(For any Cumulative Voting Instructions/Comments noted above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side